Exhibit 99.1

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”), dated as of January 15, 2020, is made by and between BioNTech SE, a Societas Europaea organized and existing under the laws of Germany (“Parent”), and each of the persons set forth on Schedule A hereto (each, a “Stockholder”).  Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of January 15, 2020, and entered into concurrently with the execution and delivery of this Agreement, by and among Neon Therapeutics, Inc., a Delaware corporation (the “Company”), Parent and Endor Lights, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) (as such agreement may be subsequently amended or modified, the “Merger Agreement”).

WHEREAS, Parent, Merger Sub and the Company have entered into the Merger Agreement, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent;

WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of common stock, par value $0.001 per share of the Company (the “Company Common Stock”), indicated opposite such Stockholder’s name on Schedule A attached hereto (together with any New Shares (as defined in Section 3 below), the “Shares”);

WHEREAS, subject to the execution of the Merger Agreement by all parties thereto, the Board of Directors of the Company (the “Board”) has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s Amended and Restated Certificate of Incorporation, the transactions contemplated by this Agreement;

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each Stockholder, severally and not jointly or jointly and severally, and on such Stockholder’s own account with respect to such Stockholder’s Shares, has agreed to enter into and perform this Agreement; and

NOW, THEREFORE, in consideration of, and as a condition to, Parent and Merger Sub entering into the Merger Agreement and proceeding with the Contemplated Transactions, the parties agree as follows:

1.            Agreement to Vote Shares.  Each Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of the Company or any adjournment or postponement thereof, with respect to the Merger, the Merger Agreement or any Acquisition Proposal, each such Stockholder shall:

(a)         appear at such meeting or otherwise cause all of such Stockholder’s Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)         from and after the date hereof until the Expiration Date, vote (or cause to be voted) all of such Stockholder’s Shares, in each case, to the fullest extent that such Shares are entitled to be voted at the time of any vote: (i) in favor of adoption of the Merger Agreement and the approval of the Contemplated Transactions as to which stockholders of the Company are called upon to vote or consent in favor of any matter necessary for consummation of the Contemplated Transactions, and in favor of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held; (ii) against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries or Affiliates under the Merger Agreement or that would, to the knowledge of such Stockholder, result in any of the conditions to the Company’s or any of its Subsidiaries’ or Affiliates’ obligations under the Merger Agreement not being fulfilled; and (iii) against any Acquisition Proposal or any acquisition agreement in furtherance of an Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Contemplated Transactions.  Each Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

2.           Expiration Date.  As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of: (a) the Effective Time; (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VIII thereof; (c) such date and time as (i) any amendment or change to the Merger Agreement is effected without the Stockholder’s consent that decreases the Exchange Ratio or changes the form of consideration payable under the Merger Agreement to the Stockholder, or (ii) any amendment or change to the Merger Agreement that is not approved by the Board is effected without the Stockholder’s consent that materially and adversely affects the Stockholder; and (d) upon mutual written agreement of the parties hereto to terminate this Agreement.  Upon termination or expiration of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, however, that (A) such termination or expiration shall not relieve any party hereto from liability for any fraud or willful and intentional breach of this Agreement prior to termination hereof and (B) this Section 2 and Sections 11, 15, 16, 17, 18, 19, 20, 21, 22 and 23 shall survive any such termination or expiration. For clarity, this Agreement shall not terminate upon any Company Adverse Recommendation Change (pursuant to Section 5.4 of the Merger Agreement) unless the Merger Agreement is terminated in accordance with its terms.

3.           Additional Purchases.  Each Stockholder agrees that any shares of capital stock of the Company that such Stockholder purchases or with respect to which such Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date, including, without limitation, by the exercise of a Company Option or the vesting or other settlement of a Company RSU or Company Restricted Stock (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof and the representation and warranties in Section 5 below shall be true and correct as of the date that beneficial ownership of such New Shares is acquired.  Each Stockholder agrees to promptly notify Parent in writing of the nature and amount of any New Shares acquired by such Stockholder.

4.           Agreement to Retain Shares and Other Covenants.

(a)         From and after the date hereof until the Expiration Date, each Stockholder shall not Transfer (as defined below) (or cause or permit the Transfer of) any of such Stockholder’s Shares, or enter into any agreement relating thereto, except for (i) the use of already-owned Shares (or effecting a “net exercise” of a Company Option or a “net settlement” of a Company RSU) either to pay the exercise price upon the exercise of a Company Option or to satisfy such Stockholder’s tax withholding obligation upon the exercise of a Company Option or settlement of a Company RSU, in each case as permitted pursuant to the terms of any of the Company Equity Plans or award agreement, (ii) the transfer of Shares by any Stockholder who is an individual to any immediate family members (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild) of such Stockholder, a trust established for the direct or indirect benefit of such Stockholder and/or for the direct or indirect benefit of one or more members of such Stockholder’s immediate family, a charitable trust or charitable organizations, including a donor-advised fund, or upon the death of such Stockholder, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement (including expressly agreeing to the irrevocable proxy set forth in Section 7 hereof), (iii) the transfer of Shares by any Stockholder who is an individual to any person or entity if and to the extent required by any non-consensual order, by divorce decree or by will, intestacy or other similar law, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement (including expressly agreeing to the irrevocable proxy set forth in Section 7 hereof), (iv) the transfer of Shares by any Stockholder who is a legal entity to an Affiliate of such Stockholder, or to any stockholder, member or partner of any such Stockholder, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement (including expressly agreeing to the irrevocable proxy set forth in Section 7 hereof), or (v) with Parent’s prior written consent and in Parent’s sole discretion (such exceptions set forth in sections (i) through (v) referred to as “Permitted Transfers”). Any Transfer (other than a Permitted Transfer), or purported Transfer (other than a Permitted Transfer), of Shares in breach or violation of this Agreement shall be void and of no force or effect.

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(b)        For purposes of this Agreement, a Person shall be deemed to have effected a “Transfer” of a Share if such Person, directly or indirectly, (i) sells, pledges, encumbers, hypothecates, assigns, grants an option with respect to (or otherwise enters into a hedging arrangement with respect to), tenders or disposes (by merger, by testamentary disposition, by the creation of a Lien (as defined in Section 5(c) below), by operation of law or otherwise) of such Share or any interest in such Share, (ii) deposits any Shares into a voting trust or enters into a voting agreement or arrangement or grants any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) permits any Liens to be created on any Shares, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clause (i), (ii) or (iii).

(c)         Each Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary to fulfill such Stockholder’s obligations under this Agreement, including, without limitation, attending, if applicable, any meeting of the stockholders of the Company or any adjournment or postponement thereof (or executing valid and effective proxies to any other attending participant of any meeting of the stockholders of the Company or any adjournment or postponement thereof in lieu of attending such meeting of the stockholders of the Company or any adjournment or postponement thereof).

5.           Representations and Warranties of Each Stockholder.  Each Stockholder hereby represents and warrants to Parent as follows:

(a)        such Stockholder has the full power and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder, subject to applicable federal securities laws and the terms of this Agreement; if such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby;

(b)        this Agreement (assuming this Agreement constitutes a valid and binding agreement of Parent) has been duly executed and delivered by or on behalf of such Stockholder and constitutes a valid and binding agreement with respect to such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c)        such Stockholder is the record and/or beneficial owner of the number of Shares, Company Options, Company RSUs and Company Restricted Stock indicated opposite such Stockholder’s name on Schedule A, in each case free and clear of any liens, claims, charges, proxies, powers of attorney, rights of first offer or rights of first refusal, voting agreement or voting trust or any other agreement, arrangement, or restriction with respect to the voting of such Shares, or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares, except (a) for any such Lien that may be imposed as contemplated by this Agreement (including any Permitted Transfer) and (b) any applicable restrictions on transfer under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. Except to the extent of any New Shares acquired after the date hereof (which shall become Shares subject to the terms of this Agreement upon that acquisition), the Shares, Company Options, Company RSUs and Company Restricted Stock set forth on Schedule A opposite the name of such Stockholder are the only securities of the Company owned of record and/or beneficially by such Stockholder on the date hereof;

(d)        the execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of his or her obligations hereunder and the compliance by such Stockholder with any provisions hereof will not, (i) if such Stockholder is not an individual, conflict with or violate any provision of its articles of incorporation, bylaws or similar organizational documents or (ii) violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of such Stockholder’s Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which such Stockholder is a party or by which such Stockholder is bound, or any law, statute, rule or regulation to which such Stockholder is subject;

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(e)        the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by such Stockholder except for applicable requirements, if any, of the Exchange Act or the Securities Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of its, his or her obligations under this Agreement in any material respect;

(f)         no broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of such Stockholder in its, his or her capacity as such; and

(g)         such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

6.           Representations and Warranties of Parent and Merger Sub.  Each of Parent and Merger Sub hereby represents and warrants to each Stockholder as follows:

(a)        each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement and perform their respective obligations hereunder, subject to applicable federal securities laws and the terms of this Agreement and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub;

(b)        this Agreement (assuming this Agreement constitutes a valid and binding agreement of each Stockholder) has been duly executed and delivered by or on behalf of each of Parent and Merger Sub and constitutes a valid and binding agreement with respect to each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally; and

(c)        the execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by Parent or Merger Sub except for applicable requirements, if any, of the Exchange Act or the Securities Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Parent or Merger Sub of their respective obligations under this Agreement in any material respect.

7.           Irrevocable Proxy Coupled with an Interest.  Subject to the last sentence of this Section 7, and, except as otherwise set forth herein, without in any way limiting such Stockholder’s right to vote such Stockholder’s Shares in its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval, by execution of this Agreement, each Stockholder does hereby appoint Parent with full power of substitution and re-substitution, as such Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of such Stockholder’s rights with respect to such Stockholder’s Shares, to vote each of such Shares solely with respect to the matters set forth in Section 1 hereof at any meeting of the stockholders of the Company or any adjournment or postponement thereof.  EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE AND COUPLED WITH AN INTEREST HEREUNDER UNTIL THE EXPIRATION DATE, AND SUCH PROXY SHALL NOT BE TERMINATED BY OPERATION OF ANY LAW OR UPON THE OCCURRENCE OF ANY OTHER EVENT OTHER THAN THE TERMINATION OF THIS AGREEMENT OR OCCURRENCE OF THE EXPIRATION DATE, IN EACH CASE PURSUANT TO SECTION 2 ABOVE, AND SUCH STOCKHOLDER HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO SUCH STOCKHOLDER’S SHARES, AND REPRESENTS THAT NONE OF SUCH PREVIOUSLY-GRANTED PROXIES ARE IRREVOCABLE. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date.

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8.           No Solicitation.  From and after the date hereof until the Expiration Date, each Stockholder shall not, and shall not permit his or her Representatives to, directly or indirectly, (a) solicit, initiate, propose, knowingly facilitate or knowingly encourage any inquiries, proposals or offers that constitute, or that could reasonably be expected to lead to, an Acquisition Proposal, (b) enter into, engage in, continue or otherwise participate in any discussions or negotiations with any Third Party regarding an Acquisition Proposal, or furnish to any Third Party information or data or provide to any Third Party access to the businesses, properties, assets, books or records, or personnel of the Company or any of its Subsidiaries, in each case with respect to any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or (c) enter into any letter of intent, agreement, contract, commitment or agreement in principle with respect to an Acquisition Proposal, or enter into any agreement, contract or commitment requiring the Company to abandon, terminate or fail to consummate the Contemplated Transactions or that could otherwise materially impede the ability of Parent and Merger Sub to consummate the Contemplated Transactions, in each case except as permitted pursuant to the terms of the Merger Agreement. It is understood that this Agreement limits the rights of each Stockholder only to the extent that such Stockholder is acting in such Stockholder’s capacity as a stockholder of the Company, and nothing herein shall be construed as preventing such Stockholder or any of its Affiliates acting in its capacity as an officer or director of the Company, or as a trustee or fiduciary of any ERISA plan or trust, from fulfilling the obligations of such office (including, subject to the limitations contained in Section 5.3 and Section 5.4 of the Merger Agreement, the performance of obligations required by the fiduciary obligations of such Stockholder acting solely in its capacity as an officer, director, trustee or fiduciary) and no action taken solely in any such capacity as an officer or director of the Company, or a trustee or fiduciary of any ERISA plan or trust, shall be deemed to constitute a breach of this Agreement.

9.           Specific Enforcement.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity.  Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

10.         Further Assurances.  Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request from such Stockholder for the purpose of effectively carrying out the transactions contemplated by this Agreement. If Stockholder is a married individual and any of the Shares constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Exhibit I.

11.        Notice.  Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth business day after dispatch by registered or certified mail, (iii) on the next business day if transmitted by national overnight courier or (iv) on the date delivered if sent by e-mail (provided confirmation of email receipt is obtained), to Parent or Merger Sub to the address or email address set forth in Section 9.9 of the Merger Agreement and to each Stockholder at its, his or her address or email address set forth opposite such Stockholder’s name on Schedule A attached hereto (or at such other address or email address for a party hereto as shall be specified by like notice).

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12.         Certain Restrictions.

(a)         Each Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect. Each Stockholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of such Stockholder set forth in Section 5 above.

(b)         Each Stockholder hereby waives and agrees not to exercise any rights (including under Section 262 of the Delaware General Corporation Law) to demand appraisal of any shares of Company Common Stock or rights to dissent from the Merger which may arise with respect to the Merger.

(c)         Each Stockholder shall not, in such Stockholder’s capacity as a stockholder of the Company, bring, commence, institute, maintain, prosecute or voluntarily aid any action, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by such Stockholder, or the approval of the Merger Agreement by the Board, breaches any fiduciary duty of the Board or any member thereof.

13.         Disclosure. Each Stockholder shall permit the Company and Parent to disclose in all documents and schedules filed with the SEC that Parent or the Company determines to be necessary in connection with the Contemplated Transactions, such Stockholder’s identity and ownership of such Stockholder’s Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, and each Stockholder agrees to promptly give to Parent (or the Company, if so directed by Parent) any information related to such Stockholder that Parent or the Company may reasonably require for the preparation of any such disclosures; provided that such Stockholder shall have a reasonable opportunity to review and approve such disclosure prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed.  None of the information relating to any Stockholder provided by or on behalf of any Stockholder in writing for inclusion in such documents and schedules filed with the SEC will, at the respective times that such documents and schedules are filed with the SEC or are first mailed, contain any untrue statement of material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

14.         Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of such Stockholder’s Shares (and that this Agreement places limitations on the voting and transfer of such Shares).

15.         Severability.  If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

16.         Binding Effect and Assignment.  All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties hereto and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Parent may assign any of its rights and obligations hereunder to one or more of its Affiliates at any time (including any Person who acquires control of Parent at any time following the date of this Agreement); provided, further, that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder.

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17.         No Waivers.  No waivers of any breach of this Agreement extended by Parent to any Stockholder shall be construed as a waiver of any rights or remedies of Parent with respect to any other Stockholder who has executed an agreement substantially in the form of this Agreement with respect to such Stockholder’s Shares or with respect to any subsequent breach of such Stockholder or any such other Stockholder.  No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

18.         Governing Law; Jurisdiction and Venue.  This Agreement, and all claims or causes of action (whether at law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in New Castle County, Delaware (or, if (and only if) the Court of Chancery of the State of Delaware shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware) and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action, or other proceeding. In furtherance of the foregoing, each of the parties (i) waives the defense of inconvenient forum, (ii) agrees not to commence any suit, action or other proceeding arising out of this Agreement or the Contemplated Transactions other than in any such court, and (iii) agrees that a final judgment in any such suit, action, or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by law. Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action relating to the Merger or the transactions contemplated hereby, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 18 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

19.        Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

20.        No Agreement Until Executed.  Irrespective of negotiations among the parties hereto or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by all parties hereto.

21.        Entire Agreement; Amendment.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof.  Any provision of this Agreement may be amended or waived prior to the Expiration Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

22.        Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

23.        Counterparts; Effectiveness. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or electronic transmission (including PDF or similar format) shall be sufficient to bind the parties to the terms and conditions of this Agreement.

[Signature Page Follows Next]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

BIONTECH SE

By:
Name:
Title:

[Signature Page to Voting Agreement]

STOCKHOLDER

Name:

[●]

By:
Name:
Title:

[Signature Page to Voting Agreement]

SCHEDULE A

Stockholder Name, Address & Email Address	Shares	Company Options	Company RSUs	Company Restricted Stock

EXHIBIT I

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of:

Name of Stockholder

and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), entered into as of January 15, 2020, by and among, inter alios, BioNTech SE, a Societas Europaea organized and existing under the laws of Germany, and the undersigned’s spouse.  The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse.  The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned.  The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated: , 2020
Name: